Exhibit 10.3

AMENDMENT NO. 2

This AMENDMENT NO. 2, dated as of August 12, 2010 (this “Amendment”), to the Credit Agreement (as defined below), among BALLY TECHNOLOGIES, INC., a Nevada corporation (the “Borrower”), the Lenders party hereto and Bank of America, N.A., as administrative agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, the Lenders from time to time party thereto, the Administrative Agent, Wells Fargo Bank, N.A., as Syndication Agent and The Bank of Nova Scotia and Wachovia Bank, N.A., as Documentation Agents, are parties to the Credit Agreement, dated as of September 26, 2008, as amended by that certain Amendment No. 1, dated as of April 9, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Revolving Credit Lenders have agreed to provide revolving loans to the Borrower in certain foreign currencies, and the L/C Issuer has agreed to issue letters of credit in such currencies, each as set forth in this Amendment;

WHEREAS, the Lenders that have consented to this Amendment constitute the Required Lenders and all Revolving Credit Lenders under the Credit Agreement;

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Amendment” is defined in the preamble.

“Amendment No. 2 Effective Date” is defined in Article III.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

SECTION 1.2. Other Definitions. Capitalized terms for which meanings are provided in the Credit Agreement (as amended hereby) are, unless otherwise defined herein, used in this Amendment with such meanings.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

Upon the occurrence of the Amendment No. 2 Effective Date, the provisions of the Credit Agreement referred to below are hereby amended in accordance with this Article II.

SECTION 2.1. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“Agreement Currency” has the meaning specified in Section 10.22.

“Alternative Currency” means each of Australian Dollars, Canadian Dollars, Euro and each other currency (other than Dollars) that is approved in accordance with Section 1.08.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the aggregate amount of the Revolving Credit Commitments and $75,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Australian Dollars” means the lawful currency of Australia.

“Canadian Dollar” means the lawful currency of Canada.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Euro” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Judgment Currency” has the meaning specified in Section 10.22.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participating Member State” means each state so described in any EMU Legislation.

“Revaluation Date” means (a) with respect to any Revolving Credit Loan, each of the following: (i) each date of a Borrowing of a Eurodollar Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurodollar Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Special Notice Currency” means, at any time, an Alternative Currency other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00

a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

SECTION 2.2. The following definitions set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entireties as follows:

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, (a) if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market, (b) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurodollar Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means a TARGET Day, (c) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency and (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurodollar Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency; provided that a day on which banks are authorized or required to be closed in California, Nevada or New York shall not be a “Business Day”.

“Eurodollar Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest at a rate based on the Eurodollar Rate. Eurodollar Rate Loans that are Revolving Credit Loans may be denominated in Dollars or in an Alternative Currency. Eurodollar Rate Loans that are Term Loans must be denominated in Dollars.

“Letter of Credit” means any standby letter of credit issued hereunder. Letters of Credit may be issued in Dollars or in an Alternative Currency.

SECTION 2.3. Article I of the Credit Agreement is hereby amended by adding new Sections 1.07 and 1.08 thereto as follows:

“1.07       Exchange Rates; Currency Equivalents.

(a)           The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b)           Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurodollar Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurodollar Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

1.08         Additional Alternative Currencies.

(a)           The Borrower may from time to time request that Revolving Credit Loans that are Eurodollar Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurodollar Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Revolving Credit Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

(b)           Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurodollar Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Lender (in the case of any such request pertaining to Eurodollar Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurodollar Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)           Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Eurodollar Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurodollar Rate Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurodollar Rate Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Borrower.”

SECTION 2.4. Section 2.01(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)         The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment and (iii) the aggregate Outstanding Amount of all Revolving Credit Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, that Revolving Credit Loans that are denominated in Alternative Currencies must be Eurodollar Rate Loans.”

SECTION 2.5. Clauses (a), (b) and (c) of Section 2.02 of the Credit Agreement are hereby amended and restated in their entireties as follows:

“(a)         Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans denominated in Dollars or of any conversion of Eurodollar Rate Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans denominated in any Alternative Currency or of any conversion of Eurodollar Rate Loans denominated in an Alternative Currency to Base Rate Loans and (iii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (v) the currency of the Loans to be borrowed and (vi) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans; provided, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurodollar Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b)           Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent, in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)           Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans (whether in Dollars or an Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.”

SECTION 2.6. Section 2.03(a)(i)(A)(1) of the Credit Agreement is hereby amended and restated in its entirety as follows: “(1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b),”

SECTION 2.7. Section 2.03(a)(iii)(D) of the Credit Agreement is hereby amended and restated in its entirety as follows: “such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency or the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency”.

SECTION 2.8. Section 2.03(c)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i)          Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.”

SECTION 2.9. Section 2.03(c)(vi) of the Credit Agreement is hereby amended by replacing the reference therein to “the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation” with the following: “the applicable Overnight Rate from time to time in effect”.

SECTION 2.10. Section 2.03(d)(ii) of the Credit Agreement is hereby amended by replacing the reference therein to “the Federal Funds Rate” with a reference to “the applicable Overnight Rate”.

SECTION 2.11. Section 2.03(e) of the Credit Agreement is hereby amended by removing the word “or” following clause (iv) thereof, by re-numbering clause (v) thereof as clause (vi) and by adding a new clause (v) thereof as follows:

“(v)         any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; or”

SECTION 2.12. Sections 2.03(i) and (j) of the Credit Agreement are hereby amended by adding, immediately prior to the references in such sections to “the daily amount”, the following: “the Dollar Equivalent of”.

SECTION 2.13. Clause (A) of the proviso to the first sentence of Section 2.05(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows: “(A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans denominated in Dollars, (2) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurodollar Rate Loans denominated in Alternative Currencies and (3) on the date of prepayment of Base Rate Loans;”

SECTION 2.14. Section 2.05(b)(vii) of the Credit Agreement is hereby amended by adding after the first reference therein to “this Section 2.05(b)” the following: “(except pursuant to clause (viii) hereof)”.

SECTION 2.15. Section 2.05(b) of the Credit Agreement is hereby amended by adding a new clause (viii) thereof as follows:

“(viii)      If the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed the Alternative Currency Sublimit then in effect.”

SECTION 2.16. Section 2.06(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)         Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit, the Alternative Currency Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit, the Alternative Currency Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, (C) the

Alternative Currency Sublimit if, after giving effect thereto, the Outstanding Amount of Revolving Credit Loans denominated in Alternative Currencies would exceed the Alternative Currency Sublimit or (D) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit.”

SECTION 2.17. Clauses (b) and (c) of Section 2.06 of the Credit Agreement are hereby amended by adding, after each reference therein to “the Letter of Credit Sublimit” the following “, the Alternative Currency Sublimit”.

SECTION 2.18. Section 2.12(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal of and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time on the date specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent, in the case of payments in an Alternative Currency, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.”

SECTION 2.19. Section 2.12(b) of the Credit Agreement is hereby amended by replacing the references therein to “the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation” with the following: “the applicable Overnight Rate”.

SECTION 2.20. Section 3.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“3.02       Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans (whether denominated in Dollars or in an Alternative Currency), or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans in the affected currency or to convert Base Rate Loans to Eurodollar Rate Loans denominated in the affected currency shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.”

SECTION 2.21. Section 3.05 of the Credit Agreement is hereby amended by removing the word “or” at the end of clause (b) thereof, by inserting the word “or” at the end of clause (c) thereof and by adding a new clause (d) thereof as follows:

“(d)         any failure by the Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;”

SECTION 2.22. Section 4.02 of the Credit Agreement is hereby amended by adding a new clause (d) thereof as follows:

“(d)         In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Revolving Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.”

SECTION 2.23. Section 7.03(c) of the Credit Agreement is hereby amended by amending and restating clause (v) thereof in its entirety and by adding a new clause (vi) thereof as follows: “(v) Investments by the Loan Parties in Subsidiaries that are not Loan Parties from and after the Closing Date and prior to the Amendment No. 2 Effective Date and (vi) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Loan Parties in Subsidiaries that are not Loan Parties in an aggregate amount invested from the Amendment No. 2 Effective Date not to exceed $75,000,000;”

SECTION 2.24. Section 10.01 of the Credit Agreement is hereby amended by removing the word “or” at the end of clause (i) thereof, by inserting the word “or” at the end of clause (j) thereof and by adding a new clause (k) thereof as follows:

“(k)         amend Section 1.08 or the definition of “Alternative Currency” without the written consent of each Revolving Credit Lender;”

SECTION 2.25. Section 10.05 of the Credit Agreement is hereby amended by replacing the reference therein to “the Federal Funds Rate from time to time in effect” with the following: “the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment”.

SECTION 2.26. Section 10.06(b) of the Credit Agreement is hereby amended by adding a new clause (vii) thereto as follows:

“(vii)       No Assignment Resulting in Additional Indemnified Taxes. No such assignment in respect of any Revolving Credit Commitment shall be made to any Person that, (A) through its Lending Offices, cannot make Loans denominated in the applicable Alternative Currencies to the Borrower or (B) through the making of Loans to the Borrower through its Lending Offices, would subject the Borrower to additional Indemnified Taxes.”

SECTION 2.27. The Credit Agreement is hereby amended by adding a new Section 10.22 thereto as follows:

“10.22 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).”

ARTICLE III

CONDITIONS TO EFFECTIVENESS

The amendments set forth in Article II shall become effective on the date (the “Amendment No. 2 Effective Date”) when all of the conditions set forth in this Article III have been completed to the reasonable satisfaction of the Administrative Agent.

SECTION 3.1. The Administrative Agent shall have received counterparts hereof executed on behalf of the Borrower, each Revolving Credit Lender, Lenders constituting the Required Lenders and the Administrative Agent.

SECTION 3.2. The Administrative Agent shall have received an affirmation of the Guaranty from each of the Guarantors in substantially the form of Exhibit A hereto.

SECTION 3.3. The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Amendment No. 2 Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

ARTICLE IV

RETENTION OF RIGHTS, ETC.

SECTION 4.1. Limitation to its Terms. This Amendment strictly shall be limited to its terms.

SECTION 4.2. Retention of Rights. Without limiting the generality of Section 4.1, neither the execution, delivery nor effectiveness of this Amendment shall operate as a waiver of (or forbearance with respect to) any present or future Default or Event of Default or as a waiver of (or forbearance with respect to) the ability of the Administrative Agent or the other Lenders to exercise any right, power, and/or remedy, whether under any Loan Document and/or under any applicable law, in connection therewith. As provided in Section 10.03 of the Credit Agreement, no failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right under the Credit Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

SECTION 4.3. Full Force and Effect; Limited Amendment. Without limiting the generality of Section 4.1, except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. Without limiting the generality of Section 4.1, the amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be amendments to, waivers of, consents to or modifications of any other term or provision of the Credit Agreement or of any transaction or further or future action on the part of Borrower which would require the consent of the Lenders under the Credit Agreement.

ARTICLE V

MISCELLANEOUS

SECTION 5.1. Representations and Warranties. The Borrower represents and warrants the following:

(a)           before and after giving effect to this Amendment, no Default or Event of Default is continuing;

(b)           after giving effect to this Amendment, the representations and warranties contained in Article V of the Credit Agreement are true and correct on and as of the Amendment No. 2 Effective Date as though made on that date (or, if stated to have been made as of an earlier date, was true and correct as of such earlier date); and

(c)           this Amendment has been duly authorized by the Borrower, there is no action pending or any order, judgment, or decree in effect that is likely to restrain, prevent, or impose materially adverse conditions upon the performance by the Borrower or any of its Subsidiaries under the Credit Agreement or any of the other Loan Documents, and this Amendment constitutes the valid, binding and enforceable obligation of the Borrower in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion; and

(d)           The execution, delivery and performance by the Borrower of this Amendment does not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of Borrower or any of its Subsidiaries, by reason of the terms of (i) any contract, mortgage, lease, agreement, indenture, or instrument to which the Borrower or any of its Subsidiaries is a party or which is binding upon it, (ii) any requirement of law applicable to the Borrower or any of its Subsidiaries, or (iii) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement, or analogous organizational document, of Borrower or any of its Borrower’s Subsidiaries except, in the case of clauses (i) and (ii), as would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.2. Loan Document. This Amendment is a Loan Document and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

SECTION 5.3. Reaffirmation of Obligations. The Borrower hereby acknowledges that the Loan Documents (as amended by this Amendment) and the Obligations constitute the valid and binding Obligations of the Borrower enforceable against Borrower in accordance with their respective terms, and the Borrower hereby reaffirms its Obligations under the Loan Documents (as amended by this Amendment). The Administrative Agent’s and any Lender’s entry into this Agreement or any of the documents referenced herein, the Administrative Agent’s and any Lender’s negotiations with any party with respect to any Loan Document, the Administrative Agent’s and any Lender’s acceptance of any payment from the Borrower, any Guarantor or any other party of any payments made to the Administrative Agent or any Lender prior to the date hereof, or any other action or failure to act on the part of the Administrative Agent or any Lender shall not constitute (a) a modification of any Loan Document (except to the extent of the specific amendments contained herein), or (b) a waiver of any Default or Event of Default under the Loan Documents, or a waiver of any term or provision of any Loan Document.

SECTION 5.4. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and to the Credit Agreement and their respective successors and permitted assigns.

SECTION 5.5. Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.

SECTION 5.6. Integration. This Amendment represents the agreement of the Borrower, the Administrative Agent and each of the Lenders (through the Required Lenders’ consenting hereto) with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 5.7. Governing Law and Waiver of Jury Trial. The terms of Sections 10.14 (Governing Law; Jurisdiction; Etc.) and 10.15 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein as though set forth in full.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

BALLY TECHNOLOGIES, INC.,
a Nevada corporation

By:	/s/ Mark Lerner
	Name:	MARK LERNER,
	Title:	Secretary

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

Bank of America, N.A.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

BALLY TECHNOLOGIES, INC.,
a Nevada corporation

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Justin Lien
	Name:	Justin Lien
	Title:	Senior Vice President

Bank of America, N.A. Member FDIC. Equal Housing Lender

The undersigned Lender consents to all of the terms and provisions of the attached Amendment No. 2.

BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Justin Lien
	Name:	Justin Lien
	Title:	Senior Vice President

The undersigned Lender consents to all of the terms and provisions of the attached Amendment No. 2.

The Bank of Nova Scotia

By:	/s/ Teresa Wu
Name: Teresa Wu
Title: Director

The undersigned Lender consents to all of the terms and provisions of the attached Amendment No. 2.

[Wachovia Bank by Wells Fargo Bank, National
Association, successor to Wachovia Bank. National
Association]

By:	/s/ Virginia S. Christenson
	Name:	Virginia S. Christenson
	Title:	Vice President/Sr. Relationship Manger

The undersigned Lender consents to all of the terms and provisions of the attached Amendment No. 2.

Wells Fargo Bank, N.A.

By:	/s/ Virginia S. Christenson
Name: Virginia S. Christenson
Title: Vice President/Sr. Relationship Manger

The undersigned Lender consents to all of the terms and provisions of the attached Amendment No. 2.

U.S. Bank N.A.

By:	/s/ Jamie Gazza
Name: Jamie Gazza
Title: AVP

The undersigned Lender consents to all of the terms and provisions of the attached Amendment No. 2.

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Jean Frammolino
	Name:	Jean Frammolino
	Title:	Vice President

The undersigned Lender consents to all of the terms and provisions of the attached Amendment No. 2.

UNION BANK, N.A.

By:	/s/ Pierre Bury
Name: Pierre Bury
Title: Vice President

The undersigned Lender consents to all of the terms and provisions of the attached Amendment No. 2.

Compass Bank, an Alabama Banking Corporation

By:	/s/ Nancy Zezza
Name: Nancy Zezza
Title: Senior Vice President

The undersigned Lender consents to all of the terms and provisions of the attached Amendment No. 2.

COMERICA BANK

By:	/s/ Bryan C. Camden
Name: Bryan C. Camden
Title: Vice President

The undersigned Lender consents to all of the terms and provisions of the attached Amendment No. 2.

Allied Irish Bank, PLC

By:	/s/ Jean Pierre Knight
	Name:	Jean Pierre Knight
	Title:	Vice President

The undersigned Lender consents to all of the terms and provisions of the attached Amendment No. 2.

Trustmark National Bank

By:	/s/ Craig E. Sosebee
Name: Craig E. Sosebee
Title: First Vice President